Exhibit 10.1

Digirad Corporation
13950 Stowe Drive
Poway, California 92064

June 29, 2012

Red Oak Partners, LLC
304 Park Avenue South, 11th Floor
New York, New York 10010
Attn: David Sandberg

Gentlemen:

This letter (this “Agreement”) constitutes the agreement between Digirad Corporation (the “Company”), on the one hand, and Red Oak Partners, LLC (“Red Oak”) and each of the other Persons (as defined below) set forth on the signature pages hereto (the “Stockholder Affiliates”), on the other hand, with respect to the matters set forth below. Red Oak and the Stockholder Affiliates are collectively referred to as the “Stockholder Group.”

1. The Stockholder Group agrees that automatically and without any additional action by any party hereto, upon the execution of this Agreement by the parties, it irrevocably withdraws, and will be deemed to have irrevocably withdrawn, any nomination of candidates for election as directors of the Company including, without limitation, those nominations set forth in its letter to the Company dated November 30, 2011 relating to the 2012 Annual Meeting (as defined below).

2. The Company and the Stockholder Group agree that the nominees of the Board of Directors of the Company (the “Board”) to stand for election at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) will be Gerhard F. Burbach, John M. Climaco, Todd P. Clyde, Jeffrey E. Eberwein, Charles M. Gillman, James B. Hawkins, R. King Nelson and John W. Sayward. The foregoing persons are referred to in this Agreement as the “2012 Nominees.”

3. The Company will call and hold its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) in accordance with its past practice and in any event no later than May 5, 2013.

4. For so long as the restrictions contemplated by paragraph 6 are in effect, (a) the Board will be comprised of no more than eight members and (b) any new non-employee director who is appointed to the Board for any reason will (i) be “independent” pursuant to current NASDAQ Stock Market rules and (ii) not currently or at any time in the past work with or for, serve on a board of directors with or otherwise have a financial relationship with, or be a relative of, any then-current member of the Board.

5. For so long as the restrictions contemplated by paragraph 6 are in effect and the Company is not in breach of any of its obligations hereunder, each member of the Stockholder Group will cause all Voting Securities that it is entitled to vote (whether held of record or beneficially) at each annual or special meeting of stockholders to be present for quorum purposes. At the 2012 Annual Meeting, each member of the Stockholder Group will cause all Voting Securities that it is entitled to vote (whether held of record or beneficially) to be voted in favor of the election of the 2012 Nominees and for the ratification of the selection of the Company’s independent registered public accounting firm. Other than the 2012 Annual Meeting, the Board will not call or hold an annual or special meeting for the purpose of electing directors prior to the 2013 Annual Meeting.

6. The members of the Stockholder Group agree that, until the date that is 10 days before the deadline for advance notice submissions for the 2013 Annual Meeting in accordance with the Company’s advance notice bylaw, no member of the Stockholder Group will, and each such member will cause its respective principals, directors, stockholders, members, general and limited partners, officers, employees, agents, representatives and affiliates not to, in any way, directly or indirectly:

(a) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies with respect to the election or removal of directors or any other matter or proposal, or seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities;

(b) initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC), directly or indirectly, the Company’s stockholders for the approval of any shareholder proposal, whether made pursuant to Rule 14a-4 or Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, or cause or encourage any Person to initiate or submit any such shareholder proposal;

(c) seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to the Board, or seek, alone or in concert with others, the removal of any member of the Board;

(d) (i) knowingly form or join in a partnership, limited partnership, syndicate or other group, including, without limitation, a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any Voting Securities, or (ii) deposit any Voting Securities into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in the case of each of (i) and (ii) other than solely with other members of the Stockholder Group with respect to Voting Securities now or hereafter owned by them;

(e) act, alone or in concert with others, to make, or make, any public statement critical of the Company, its directors or management;

(f) with respect to the Company or the Voting Securities, (i) otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) pursuant to the Exchange Act; (ii) participate in, or take any action pursuant to, any “proxy access” proposal adopted by the SEC (whether in accordance with proposed Rule 14a-11 or otherwise); or (iii) conduct any nonbinding referendum or “stockholder forum;”

(g) make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board or the Company, its management, policies, affairs or assets, or the Voting Securities or this Agreement, that is inconsistent with the provisions of this Agreement, including, without limitation, any intent, purpose, plan or proposal that is conditioned on, or would require, the waiver, amendment, nullification or invalidation of any provision of this Agreement;

(h) other than with the members of the Stockholder Group, have any discussions or communications, or enter into any agreements, understandings or arrangements (whether written or oral), with or advise, finance, assist or encourage, any Person in connection with any of the foregoing, or make any investment in or enter into any arrangement or understanding or form a “group” with any Person that engages, or offers or proposes to engage, in any of the foregoing; provided, however, the foregoing restrictions shall not prevent or otherwise restrict the members of the Stockholder Group from making any investment or entering into any arrangement or understanding or forming a “group” with any such Person that does not relate or pertain to the Company or the foregoing with respect to the Company; or

(i) take or seek to take, or cause or seek to cause or solicit others to take, any action inconsistent with any of the foregoing.

7. Notwithstanding the foregoing, with respect to paragraphs 6(d), 6(e), 6(f) and 6(g), it will not be a violation of this Agreement for any member of the Stockholder Group, in response to unsolicited inquires from other stockholders of the Company, to privately communicate its views to such stockholders with respect to (a) any publicly-announced mergers and acquisitions activities by the Company (including, without limitation, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of material assets, sale or purchase of securities, dissolution, liquidation, material restructuring, recapitalization or similar transaction); (b) the Company’s director and executive officer compensation programs (including, without limitation, how the members of the Stockholder Group intend to vote any Voting Securities on any “say-on-pay” proposal presented to the Company’s stockholders); (c) any publicly-announced plan or proposal to issue or sell a material amount of the Company’s common stock; (d) publicly-announced plan or proposal to modify or amend the Company’s certificate of organization or bylaws; or (e) the failure of the Board’s Strategic Advisory Committee to fulfill its mandate.

8. Notwithstanding anything to the contrary in this Agreement, in the event that, during the period in which the restrictions contemplated by paragraph 6 are in effect and the Stockholder Group is not in breach of any of its obligations hereunder, if the Company enters into any merger, consolidation, business combination, tender or exchange offer, sale or purchase of material assets, dissolution, liquidation, material restructuring, recapitalization or similar transaction, then the restrictions contemplated by paragraph 6 (other than paragraph 6(c)) shall not be applicable to the members of the Stockholder Group solely with respect to such transaction.

9. The Company will notify Red Oak, on behalf of the Stockholder Group, in writing of the date that is 10 days before the deadline for advance notice submissions for the 2013 Annual Meeting in accordance with the Company’s advance notice bylaw no later than 10 days prior to such date. The Company will not call and hold the 2013 Annual Meeting on a date that is less than 50 days following the date that it provides such notice to Red Oak.

10. Until 11:59 p.m., Pacific Daylight Time, on May 5, 2013, the members of the Stockholder Group agree that no member of the Stockholder Group will, and each such member will cause its respective principals, directors, stockholders, members, general and limited partners, officers, employees, agents, representatives and affiliates not to, in any way, seek, alone or in concert with others, to cause, or cause, the Company to hold a special meeting of stockholders.

11. If the Company adopts a net operating loss stockholder rights plan, then the Company will promptly, and in any event within 10 business days, take all action necessary to permit the Stockholder Group to designate an observer (the “Observer”) to the Board. The Observer must (a) be reasonably acceptable to the Board (it being agreed that David Sandberg shall be deemed to be acceptable); provided, however, that if any Observer is deemed “unacceptable,” then the Board shall provide the Stockholder Group with a reasonable written explanation of the basis for its determination; (b) comply with the Company’s corporate governance guidelines in effect from time to time, including, without limitation, the Company’s Insider Trading Policy; and (c) enter into, together with the members of the Stockholder Group, a board observer and confidentiality agreement in the form attached hereto as Exhibit C (the “Observer Agreement”). The terms of the Observer Agreement (if and when executed) are incorporated in their entirety herein by reference and any breach of such agreement shall be deemed to be a breach of this Agreement. The Stockholder Group may appoint a replacement Observer at any time or from time to time so long as such replacement (1) is reasonably acceptable to the Board; (2) complies with the Company’s corporate governance guidelines in effect from time to time; and (3) becomes a party to the Observer Agreement. The Stockholder Group’s right to designate the Observer shall terminate upon the earlier of (A) the date that the Stockholder Group ceases to beneficially own at least 1% of the Company’s common stock and (B) the 2013 Annual Meeting. For the avoidance of doubt, the Board will be entitled to terminate any net operating loss stockholder rights plan at any time and for any reason. Once the Stockholder Group’s right to appoint the Observe terminates, the Observer will no longer be permitted to attend to meetings of the Board (or any committee thereof) or receive any reports, meeting materials, notices, written consents and other materials provided to the members of the Board.

12. Promptly following the execution of this Agreement, and in any event within five business days, the Board will take all action necessary to adjust its policies and practices (a) with respect to non-employee director compensation so that they are consistent with the principles set forth in Exhibit A; (b) to prohibit, through the 2013 Annual Meeting, the granting of any restricted stock units, phantom units or other equity interests (other than incentive stock options or non-statutory stock options) to any directors, employees or consultants of the Company; and (c) to limit, from June 1, 2012 through the 2013 Annual Meeting, grants of incentive stock options or non-statutory stock options to an aggregate of no more than 1.5% of the Company’s common stock outstanding as of June 1, 2012; provided, however, that any inducement or one-time grants to new employees shall be excluded from such limit.

13. The Company acknowledges that the Stockholder Group (a) has previously provided the Company with non-employee director compensation recommendations developed by a recognized compensation consulting firm that provide for lower compensation than that is currently in use, or proposed to be used, by the Company; and (b) is not supportive of the non-employee director compensation arrangements in use, or proposed to be used, by the Company.

14. Promptly following the execution of this Agreement, and in any event within five business days, the Board will take all action necessary to adjust its policies and practices with respect to non-employee director stock ownership so that they are consistent with the principles set forth in Exhibit B. Such policies and practices will remain in effect through the 2013 Annual Meeting, after which they will be subject to adjustment from time to time by the Board in its reasonable discretion.

15. At the 2013 Annual Meeting, the Company will conduct an advisory (non-binding) vote on the compensation of its non-employee directors. The Board’s Compensation Committee and the Board shall consider in good faith the results of such vote.

16. No later than the date of the 2013 Annual Meeting, the Board will designate a Chairman of the Board other than Mr. Nelson.

17. Promptly following the execution of this Agreement, the Board will conduct a comprehensive review of the Company’s operations and finances with a primary objective of such review being the identification of cost reduction measures that the Company could undertake. As part of this review, the Board will evaluate the Company’s engagements of its external consultants and advisors (including, without limitation, independent auditors) with the goal of reducing the aggregate yearly costs associated with such engagements.

18. The Board will consider in good faith any recommendations provided from time to time by the Stockholder Group with respect to any financial advisors to be retained to assist the Board (or any committee thereof) in any review or evaluation of the Company.

19. For so long as the restrictions contemplated by paragraph 6 are in effect and the Company is not in breach of its obligations hereunder, the members of the Stockholder Group and the Company each agree that they will refrain from disparaging or impugning the reputation of the other party or the directors or officers of the Company.

20. As soon as reasonably practicable following the execution of this Agreement, the Company will issue a press release in the form attached as Exhibit D (the “Press Release”). For so long as the restrictions contemplated by paragraph 6 are in effect and the Company is not in breach of its obligations hereunder, neither the Company nor the Stockholder Group will make any public statements (including in any filing with the SEC, any other regulatory or governmental agency, or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.

21. The Company agrees to reimburse the Stockholder Group for its reasonable and documented out-of-pocket expenses incurred in connection with the negotiation of this Agreement in an aggregate amount not to exceed $5,000. The Company agrees to pay such expenses as directed by the Stockholder Group within 10 business days of the Company’s receipt from the Stockholder Group of supporting documentation for such expenses.

22. The Company and the members of the Stockholder Group each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

23. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served if (a) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (b) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Digirad Corporation
13950 Stowe Drive
Poway, California 92064
Attn:  Todd P. Clyde, Chief Executive Officer
Fax:     (858) 726-1700

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real, Suite 200
San Diego, California 92130
Attn:   Martin J. Waters
Fax:      (858) 350-2399

If to the Stockholder Group to:

Red Oak Partners, LLC
304 Park Avenue South, 11th Floor
New York, New York 10010
Attn:    David Sandberg
Fax:       (646) 390-6784

With a copy (which shall not constitute notice) to:

Becker Legal Group LLC
99 Madison Avenue, Fifth Floor
New York, New York 10016
Attn:     David M. Becker
Fax:        (646) 390-8000

24. As used in this Agreement, (a) the term “Person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure; (b) the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include Persons who become affiliates of any Person subsequent to the date of this Agreement; (c) the term “Voting Securities” shall mean the shares of the Company’s common stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (d) the term “business day” shall mean any day other than a Saturday, Sunday or a day on which banks in San Diego, California or New York, New York are authorized or obligated by applicable law or executive order to close or are otherwise generally closed; and (e) the term “beneficially own” or “beneficially owned” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

25. This Agreement may be executed by the parties hereto in separate counterparts (including by fax, .jpeg, .tiff and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

26. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the members of the Stockholder Group and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than the federal or state courts located in Wilmington, Delaware; and (d) irrevocably waives the right to trial by jury.

27. This Agreement, the Exhibits and the other agreements explicitly referenced or contemplated herein constitute the only agreement between the Stockholder Group and the Company with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All Exhibits are hereby incorporated by reference and made a part of this Agreement.

28. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

29. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Person.

30. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Signature page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

DIGIRAD CORPORATION

By:     /s/ Todd P. Clyde
           Name:  Todd P. Clyde
           Title:    Chief Executive Officer

Acknowledged and agreed to as of the date
first written above:

RED OAK PARTNERS, LLC

By:   /s/ David Sandberg
Name:  David Sandberg
Title:    Managing Member

THE RED OAK FUND, L.P.
By: Red Oak Partners, LLC,
       its general partner

By:   /s/ David Sandberg
Name:  David Sandberg
Title:    Managing Member

PINNACLE FUND LLLP
By: Red Oak Partners, LLC,
       its general partner

By:   /s/ David Sandberg
Name:  David Sandberg
Title:    Managing Member

/s/ David Sandberg
David Sandberg

[Signature Page to Settlement Agreement]

EXHIBIT A

Non-Employee Director Compensation Principles

•	The Company’s non-employee directors shall be compensated for their service as follows:

•	Annual base retainer of $36,000;

•	Additional annual retainer of $4,000 for service (other than as chairman) on the Audit Committee, Compensation Committee, Corporate Governance Committee or Strategic Advisory Committee;

•	Additional annual retainer of $15,000 for service as the Chairman of the Board;

•	Additional annual retainer of $14,500 for service as the Chairman of the Audit Committee; and

•	Additional annual retainer of $5,000 for service as the Chairman of the Compensation Committee, Corporate Governance Committee or Strategic Advisory Committee.

•
For the avoidance of doubt, the chairman of any committee shall not receive a separate cash retainer as compensation for his service on such committee but shall only receive a retainer in respect of his service as chairman of such committee (that is, the retainer as chairman is in lieu of, not additive to, the retainer for service on such committee). For example, the Chairman of the Audit Committee shall receive a base retainer of $36,000 plus $14,500 for his service as Chairman of the Audit Committee. If the Chairman of the Audit Committee serves as a member of any other committee(s), he will be entitled to receive an additional retainer of $4,000 for his service on each such committee.

•	Continuation of existing moratorium on grants of restricted stock units to all non-employee directors.

•	Non-employee directors will be entitled to receive grants of stock options when and as determined by the Compensation Committee.

•	These policies will remain in effect through the 2013 Annual Meeting, after which they will be subject to adjustment from time to time by the Board in its reasonable discretion.

A-1

EXHIBIT B

Non-Employee Director Stock Ownership Principles

•
To be eligible for re-nomination as a director at the 2013 Annual Meeting, each non-employee director who has served on the Board for at least one year as June 1, 2012 must, within six months of the date of this Agreement, beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to at least one-half of all cash compensation received for service as a director of the Company over the past five years or since such director has been a member of the Board, whichever is less. Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of this requirement. In the event that an aggregate of at least 60 open trading days are not available to directors during the six months following the date of this Agreement, then the directors subject to this obligation will have an extension past the six month anniversary of the date of this Agreement to comply with these provisions. Such extension will be equal to the number of days elapsing between the six month anniversary date of the execution of this Agreement and the date on which there has been an aggregate of 60 open trading days since the date of this Agreement.

•
To be eligible for re-nomination as a director at the Company’s 2014 Annual Meeting of Stockholders, no later than 60 days prior to the date of such meeting each non-employee director who has served on the Board for less than one year as of June 1, 2012 must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to at least one year of cash compensation received for service as a director of the Company. Vested restricted stock units (at current market value) held by a director will count toward the satisfaction of this requirement.

•
No later than the fifth anniversary of this Agreement, each non-employee director serving on the Board as of the date of this Agreement must beneficially own (on a cost basis) an amount of the Company’s common stock or common stock equivalents equal to 60% of cash compensation received over the prior five years for service as a director of the Company. Vested restricted stock units (at current market value) held by a director shall count toward the satisfaction of this requirement. If such ownership threshold is not achieved, such director will not be eligible for re-nomination as a director at the first annual meeting of the Company following the fifth anniversary of the date of this Agreement.

•
The Board will adopt prospective polices to ensure that future non-employee directors are required to own an amount of the Company’s common stock or common stock equivalents that is materially consistent with the requirements set forth above in order for such directors to continue to serve on the Board.

B-1

EXHIBIT C

Form of Observer Agreement

C-1

Digirad Corporation
13950 Stowe Drive
Poway, California 92064

[date]

[Observer]
[Address]
[City, State ZIP]

Red Oak Partners, LLC
304 Park Avenue South, 11th Floor
New York, New York 10010
Attn: David Sandberg

Gentlemen:

On [date], Digirad Corporation (the “Company”) adopted a net operating loss stockholder rights plan (the “NOL Plan”). Accordingly, pursuant to the letter agreement, dated June 29, 2012 (the “Settlement Agreement”), between the Company, on the one hand, and Red Oak and the Stockholder Affiliates, on the other hand, the Stockholder Group is entitled to designate an observer (the “Observer”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined have the meaning set forth in the Settlement Agreement.

1. The Stockholder Group hereby designates [name] as the Observer, and the Board hereby accepts the designation of the Observer.

2. The Observer will be entitled to attend, in a non-voting capacity, all meetings of the Board and the Board’s Strategic Advisory Committee; provided, however, that the Observer shall be excluded from any portion (but only such portion) of a meeting of the Board or such committee if based on the reasonable written advice of the Company’s reputable outside counsel of national standing, the participation of the Observer in such meeting could reasonably be expected to waive the existence of the attorney-client privilege between the Company and its legal counsel.

3. The Observer shall receive all reports, meeting materials, notices, written consents and other materials as and when provided to the members of the Board or such committee (collectively, “Board Materials”); provided, however, that the Board or such committee may withhold any information if based on the reasonable written advice of the Company’s reputable outside counsel of national standing, the participation of the Observer in such meeting could reasonably be expected to waive the existence of the attorney-client privilege between the Company and its legal counsel; provided further, however, that the Observer is notified that such information and/or materials have been withheld and receives a general description of the nature of such information or materials.

4. Except with the prior written consent of the Company, the Observer shall, and shall cause their respective affiliates to, (a) hold in strict confidence and trust all information relating to the Company or its subsidiaries or their respective assets or operations (including, without limitation, all Board Materials) that is provided to the Observer by the Company or any director, officer, employee, agent, affiliate or advisor thereof, together with any notes, analyses, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (the “Confidential Information”); (b) not release or disclose in any manner whatsoever to any other Person any Confidential Information (provided, however, that the Observer may disclose any of such information to any member of the Stockholder Group (i) who needs to know such information for the sole purpose of advising the Observer and (ii) who is informed by the Observer of the confidential nature of such information; provided further, however, that the Observer will be responsible for any violation of this Agreement by any member of the Stockholder Group as if it were a party hereto); (c) use the Confidential Information solely in connection with its rights hereunder and not for any other purpose; and (d) not use any Confidential Information in violation of any applicable laws, including, without limitation, any applicable U.S. federal or state securities laws; provided, however, that the foregoing provisions shall not apply where the Observer, any of its affiliates or any member of the Stockholder Group is compelled to disclose Confidential Information by judicial or administrative process or, pursuant to the reasonable advice of its reputable outside counsel of national standing, by other requirements of law (provided, however, that, if legally permissible, prior written notice of such disclosure is given to the Company so that the Company may take action to prevent such disclosure and any such disclosure is limited to only that portion of the Confidential Information which such Person is compelled to disclose). In no event will the Observer, any of its affiliates or any member of the Stockholder Group oppose any action by the Company to obtain a protective order in respect of such Confidential Information. It is understood that there shall be no “requirement of law” requiring the Observer, any of its affiliates or any member of the Stockholder Group to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, such Person would be prohibited from purchasing, selling or engaging in derivative transactions with respect to the Company’s common stock or otherwise proposing or making an offer to do any of the foregoing or making any offer, including any tender offer, or the Observer, any of its affiliates or any member of the Stockholder Group would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder. Before filing any Schedule 13D or amendment thereto pursuant to Section 13(d) of the Exchange Act or the rules promulgated thereunder with the SEC or other governmental or regulatory body in which the Observer, any of its affiliates or any member of the Stockholder Group intends to include Confidential Information such Person believes is legally required to be included in such a filing, such Person will submit such filing to the Company for review and will not include such Confidential Information in such filing if the Company provides such Person with a written opinion of reputable outside legal counsel of national standing addressed to such Person, which opinion states that such Confidential Information is not legally required to be included in such filing and that such Person may rely upon such opinion. Notwithstanding the foregoing, the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure of such information by the Observer, any of its affiliates or any member of the Stockholder Group; (ii) becomes available to the recipient of such information at any time on a non-confidential basis from a source that is not, to the recipient’s knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation that prohibits disclosure of such information to the other parties hereto; (iii) was known by the Observer prior to disclosure from the Company; or (iv) independently developed by the Observer without reference to the Confidential Information provided by the Company.

5. The Observer and the members of the Stockholder Group acknowledge that the Confidential Information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. All Confidential Information shall remain the property of the Company. Neither the Observer nor any member of the Stockholder Group shall, by virtue of the Company’s disclosure of, or such Person’s use of, any Confidential Information, acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

6. For the avoidance of doubt, the Board will be entitled to terminate the NOL Plan at any time and for any reason.

7. The Observer agrees that at any time following the Termination Date (as defined below), upon the written request of the Company, it will promptly deliver to the Company or destroy any and all Confidential Information that has been previously provided to it or any member of the Stockholder Group by the Company (or any director, officer, employee or agent thereof) while serving as the Observer. Notwithstanding any such return or destruction, the Observer and the members of the Stockholder Group will continue to be bound by the confidentiality restrictions and other obligations set forth in this Agreement for the term specified herein.

8. The Observer acknowledges that (a) none of the Company or any of its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and (b) none of the Company or any of its representatives shall have any liability to the Observer or any member of the Stockholder Group relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom.

9. The Observer and each member of the Stockholder Group acknowledge that the Confidential Information constitutes material non-public information under applicable federal and state securities laws, including, without limitation, Section 10(b) of the Exchange Act and Regulation FD promulgated under the Exchange Act. The Observer and each member of the Stockholder Group acknowledge that he, she or it is aware (and, if applicable, that its affiliates and representatives who are apprised of this matter have been advised) that applicable federal and state securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities. Other than in compliance with the Company’s Insider Trading Policy, so long as the Observer has been provided with any Confidential Information, none of the Observer, its affiliates or any member of the Stockholder Group will trade or engage in any derivative transaction on the basis of such information in violation of such laws and prior to such non-public information being released to the market for an appropriate period of time. The Observer and the members of the Stockholder Group will comply with the Company’s corporate governance guidelines in effect from time to time, including, without limitation, the Company’s Insider Trading Policy.

10. The Stockholder Group will cause any replacement Observer appointed pursuant to paragraph 11 of the Settlement Agreement to execute a copy of this Agreement.

11. The rights and obligations of the parties hereunder shall the earlier of (i) the date that the Stockholder Group ceases to beneficially own at least 1% of the Company’s common stock and (ii) the 2013 Annual Meeting (the “Termination Date”). All rights and obligations of the parties hereto shall terminate concurrently with the termination of this Agreement, except for the confidentiality restrictions set forth in paragraph 4, which shall survive for a period of five years from termination. Upon termination, the Observer will no longer be permitted to attend to meetings of the Board (or any committee thereof) or receive any reports, meeting materials, notices, written consents and other materials provided to the members of the Board.

12. The Company, on the one hand, and the Observer and the members of the Stockholder Group, on the other hand, each acknowledge and agree that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach hereof, (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the breaching party will not plead in defense thereto that there would be an adequate remedy at law; and (c) the breaching party agrees to waive any applicable right or requirement that a bond be posted by the non-breaching party. Such remedies will not be the exclusive remedies for a breach of this Agreement, but will be in addition to all other remedies available at law or in equity.

13. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served if (a) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (b) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Company to:

Digirad Corporation
13950 Stowe Drive
Poway, California 92064
Attn:         Todd P. Clyde, Chief Executive Officer
Fax:           (858) 726-1700

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
12235 El Camino Real, Suite 200
San Diego, California 92130
Attn:         Martin J. Waters
Fax:           (858) 350-2399

If to the Observer or any member of the Stockholder Group to:

Red Oak Partners, LLC
304 Park Avenue South, 11th Floor
New York, New York 10010
Attn:         David Sandberg
Fax:           (646) 390-6784

With a copy (which shall not constitute notice) to:

Becker Legal Group LLC
99 Madison Avenue, Fifth Floor
New York, New York 10016
Attn:         David M. Becker
Fax:           (646) 390-8000

14. This Agreement may be executed by the parties hereto in separate counterparts (including by fax, .jpeg, .tiff and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Company, on the one hand, and the Observer and each member of the Stockholder Group, on the other hand, each (a) irrevocably and unconditionally consent to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agree that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agree that it shall not bring any action relating to this Agreement or otherwise in any court other than the federal or state courts located in Wilmington, Delaware; and (d) irrevocably waive the right to trial by jury.

16. This Agreement and the other agreements explicitly referenced or contemplated herein constitute the only agreement between the Company, on the one hand, and the Observer and the Stockholder Group, on the other hand, with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other parties hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

17. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

18. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Person.

19. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

[Signature page follows.]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Very truly yours,

DIGIRAD CORPORATION

By:
Name:
Title:

Acknowledged and agreed to as of the date

first written above:

[Observer]

RED OAK PARTNERS, LLC

By:
Name: David Sandberg
Title:   Managing Member

THE RED OAK FUND, L.P.
By:          Red Oak Partners, LLC,
its general partner

By:
Name: David Sandberg
Title:   Managing Member

PINNACLE FUND LLLP
By:           Red Oak Partners, LLC,
its general partner

By:
Name: David Sandberg
Title:   Managing Member

[Signature Page to Board Observer Letter Agreement]

David Sandberg

[Any other Red Oak affiliates holding shares of the Company’s common stock at the time that this Agreement is executed to be added.]

[Signature Page to Board Observer Letter Agreement]

EXHIBIT D

Form of Press Release